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                                                                   EXHIBIT 10.61
                                  AMENDMENT TO
                       EMPLOYMENT AND GUARANTEE AGREEMENT


THIS AMENDMENT is made and entered into this ____ day of May, 1994 by and between PARTECH HOLDINGS CORPORATION, a Delaware corporation ("Holdings"), PARTECH COMMUNICATIONS GROUP, INC., a Nevada corporation ("Communications") and LEEWARD CAPITAL CORPORATION, an Ohio corporation ("Leeward"), with their principal place of business at 3366 Riverside Drive, Columbus, Ohio 43221 (hereinafter collectively called "Employer"), and JOHN E. RAYL, with his principal address at 2706 Tremont Road, Upper Arlington, Ohio 43221 (hereinafter "Employee").

WHEREAS, this Amendment is made to that certain Employment Agreement dated January 1, 1984 between Leeward and Employee, that certain Employment and Guarantee Agreement dated March 5, 1984 between Solid State Technology, Inc., Leeward, Parquip Energy Corporation and Employee, that certain Amendment to Employment and Guarantee Agreement dated November 1, 1985 between Holdings, Leeward and Employee, and that certain Amendment to Employment and Guarantee Agreement dated July 15, 1993 between Holdings, Communications, Leeward and Employee (all such Agreements and Amendments hereinafter called the "Employment Agreement"); and

WHEREAS, Employer and Employee desire by this writing to further amend the Employment Agreement for the provisions hereinafter described.

NOW, THEREFORE, WITNESSETH that in consideration of the mutual promises and covenants hereinafter stipulated, the parties hereto agree as follows:

1. COMPENSATION. Notwithstanding anything to the contrary contained in the Employment Agreement, as amended, Employee's annual base salary shall be One Hundred Ten Thousand Dollars ($110,000) per year for the fiscal year commencing May 1, 1994. During each subsequent year of employment hereunder, Employee's base salary shall be increased by an amount equal to five percent (5%) of Employer's pre-tax net earnings in excess of One Million Dollars ($1,000,000) per year as determined in accordance with generally accepted accounting principles for the previous fiscal year, but computed without regard to Employee's compensation, any net operating loss deductions and the financing costs associated with any bridge and underwriting financings incurred by Employer; provided, however, that in no event shall Employee's salary, as adjusted, be decreased from the amount payable during the previous year of employment.

2. TERM; RENEWAL. Notwithstanding anything to the contrary contained in the Employment Agreement, as amended, the term of Employee's employment hereunder shall continue until April 30, 1999, unless earlier terminated for cause as provided for in Article Five of the Employment Agreement dated January 1, 1984. The Employment Agreement, as amended, may be renewed for one (1) additional five (5) year term, commencing on May 1, 1999 and terminating on April 30, 2004, at the option of Employee, subject to the consent of the Boards of Directors of Employer. Such option to extend shall be made by Employee delivering written notice to Employer's Boards of Directors within the six (6) month period ending on April 30, 1999, and shall become effective unless said Boards shall deliver Employee, within thirty (30) days after receipt of Employee's option to extend, the resolutions of the Boards that they decline to approve such extension. In the event Employee elects not to exercise his option to renew, then the term of Employee's employment and the Employment Agreement, as amended, shall automatically renew for additional one (1) year terms without further action by the parties, unless either party hereto provides written notice to the other, within ninety (90) days prior to the expiration of the then current term, of its intention to terminate the employment effective as of the end the then current term.

3. AUTOMOBILE. Notwithstanding anything to the contrary contained in the Employment Agreement, as amended, Employee hereby agrees to waive his right to receive an automobile and expenses associated therewith, as set forth in
Section 3.2 of the Employment Agreement dated January 1, 1984, until further action by Employer's Boards of Directors. Notwithstanding the foregoing, Employee shall nevertheless be entitled to reimbursement for use of his personal

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automobile for business purposes at the then prevailing standard mileage rate allowance established by the Internal Revenue Service, from time to time.

4. GUARANTEE. Employer hereby, jointly and severally, renew and reaffirm the guarantee of the Employment Agreement, as amended, as set forth in Section
4.1 (sic) of the Amendment to Employment and Guarantee Agreement dated July 15, 1993.

5. CHANGE OF CONTROL. For purposes hereof, the underwriting presently contemplated by Holdings for completion in the summer of 1994 shall not be considered a "Change of Control" as that term is defined in Article Six of the Employment Agreement dated January 1, 1984.

6. TERMINATION OF THIS AMENDMENT. In the event the underwriting presently contemplated by Holdings for completion in the summer of 1994 is not undertaken by Berkeley Securities Corp. on or before September 30, 1994, then this Amendment shall be void and held for naught, and all modifications described herein be of no force and effect.

7. NO FURTHER MODIFICATION. Unless otherwise expressly modified herein, all other terms and conditions of the Employment Agreement, as amended, shall continue in full force and effect as presently written, and any inconsistencies between such prior terms and those set forth herein shall be resolved in such a way as to give full meaning to the provisions set forth in this instant Amendment without modifying any more than minimally necessary such prior terms.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Employment and Guarantee Agreement to be executed as of the day and year first above written.

EMPLOYERS:                                                    EMPLOYEE:

PARTECH HOLDINGS CORPORATION


By: _______________________________          __________________________________
               Title                                    John E. Rayl


PARTECH COMMUNICATIONS GROUP, INC.


By: _______________________________
               Title


LEEWARD CAPITAL CORPORATION


By: _______________________________
               Title